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                                                                     EXHIBIT 4.2

              Incorporated under the Laws of the State of Delaware

Number                            VIACOM INC.                             Shares

                            Series C Preferred Stock

   THIS CERTIFIES THAT Viacom Inc. is the registered holder of       (     )
fully paid and nonassessable shares, par value $0.01 per share, of the Series C Preferred Stock of Viacom Inc. (hereinafter and on the reverse hereof called the "Corporation"), transferable on the books of the Corporation only upon request of the holder hereof in person or of such holder's attorney, therunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon surrender of this Certificate properly endorsed or accompanied by a stock power duly executed.

   IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed
by its duly authorized officers this    th day of      ,     .

-------------------------------------
Name:                                     -------------------------------------
Title:  President                         Name:

                                          Title:  Secretary
     THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO SECTION FIVE OF ARTICLE FOUR OF VIACOM INC.'S CERTIFICATE OF INCORPORATION, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF VIACOM INC. AND MAY BE AVAILABLE UPON REQUEST AND IS ATTACHED HERETO.

   FOR VALUE RECEIVED,___________________________________________________ does hereby sell, assign and transfer unto___________________________________________
                                  (Please print or type name and address of
                               assignee)

___________________________Shares evidenced by the within Certificate, and does
hereby irrevocably constitute and appoint            attorney to transfer the
said Shares on the books of the within-named Corporation, with full power of substitution in the premises.

Dated _________________________

In presence of:                               _________________________________

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   SECTION FIVE OF ARTICLE FOUR OF VIACOM INC.'S CERTIFICATE OF INCORPORATION

   (5) Series C Preferred Stock

   (a) Designation and Amount. The shares of this series shall be designated as "Series C Preferred Stock" (the "Series C Preferred Stock"). The par value of each share of Series C Preferred Stock shall be $.01. The number of shares constituting the Series C Preferred Stock shall initially be the Preferred Exchange Ratio (as defined in the Amended and Restated Agreement and Plan of Merger dated as of September 6, 1999, as amended and restated as of October 8, 1999, as it may be further amended from time to time, among the Corporation and CBS (as defined in Article XIII of this Restated Certificate of Incorporation)(the "Merger Agreement")) multiplied by the number of shares of CBS Series B Participating Preferred Stock, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement). The Corporation is authorized to issue fractional shares of Series C Preferred Stock to 1/1000th of a share in accordance with the terms herein. All references herein to shares of Series C Preferred Stock shall be deemed to include, if applicable, references to such fractional shares.

   (b) Dividends and Distributions.

   (1) Subject to the provisions for adjustment hereinafter set forth, the holders of outstanding shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, a cash dividend in an amount per share (rounded to the nearest cent) equal to 1000 times the aggregate per share amount of each cash dividend declared or paid on the Class B Common Stock. In addition, in the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, pay any dividend or make any distribution on the shares of Class B Common Stock of the Corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than (x) cash dividends subject to the immediately preceding sentence, (y) a distribution of shares of Class B Common Stock or other capital stock of the Corporation subject to paragraph (h)(1) below or (z) a distribution of rights or warrants to acquire any such shares subject to paragraph (h)(3) or (h)(5) below, including as such a right any debt security convertible into or exchangeable for any such shares, at a price less than the Fair Market Value (as hereinafter defined) of such shares on the date of issuance of such rights or warrants), then, and in each such event, the Corporation shall simultaneously pay on each then outstanding share of Series C Preferred Stock a distribution, in like kind, of 1000 times such distribution paid on a share of Class B Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series C Preferred Stock to which holders thereof are entitled pursuant to the first and second sentences of this paragraph (b)(1) are hereinafter referred to as "Dividends" and the multiple of such cash and non-cash dividends and distributions on the Class B Common Stock applicable to the determination of the Dividends, which shall be 1000 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, declare or pay any dividend or make any distribution on Class B Common Stock payable in shares of Class B Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class B Common Stock into a greater or lesser number of shares of Class B Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series C Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Class B Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

   (2) The Corporation shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Class B Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Class B Common Stock in respect of which a Dividend is

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required to be paid shall be paid or set aside for payment on the Class B
Common Stock unless a Dividend in respect of such dividend or distribution on the Class B Common Stock shall be simultaneously paid, or set aside for payment, on the Series C Preferred Stock.

   (3) All Dividends paid with respect to shares of the Series C Preferred Stock shall be paid pro rata on a share-by-share basis to the holders entitled thereto.

   (4) The holders of shares of Series C Preferred Stock shall not be entitled to receive any dividends or distributions except as provided herein.

   (c) Voting Rights. The holders of record of outstanding shares of Series C Preferred Stock shall have the following voting rights:

     (1) Subject to the provisions for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of a share of Series C Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, declare or pay any dividend on Class A Common Stock, payable in shares of Class A Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class A Common Stock into a greater or lesser number of shares of Class A Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series C Preferred Stock shall be entitled after such event shall be the Vote Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

     (2) Except as otherwise provided in this Restated Certificate of Incorporation or required by law, the holders of shares of Series C Preferred Stock and the holders of shares of Class A Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     (3) Except as otherwise provided in this Restated Certificate of Incorporation or required by law, holders of Series C Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class A Common Stock as set forth herein) for the taking of any corporate action.

   (d) Conversion. The shares of Series C Preferred Stock shall be convertible as follows:

     (1) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series C Preferred Stock. Subject to the provisions for adjustment hereinafter set forth, each share of Series C Preferred Stock shall be convertible into 1000 shares of Class B Common Stock. The number of shares of Class B Common Stock into which each share of Series C Preferred Stock may be converted is hereinafter referred to as the "Conversion Rate." In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, declare or pay any dividend or make any distribution on Class B Common Stock payable in shares of Class B Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class B Common Stock into a greater or lesser number of shares of Class B Common Stock, then in each such case the Conversion Rate thereafter applicable shall be the Conversion Rate applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Class B Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

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     (2) No fractional shares of Class B Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then Fair Market Value per share of the Class B Common Stock. For such purpose, all shares of Series C Preferred Stock being converted by a holder shall be aggregated, and any resulting fractional share of Class B Common Stock shall be paid in cash. Before any holder of shares of Series C Preferred Stock shall be entitled to convert the same into full shares of Class B Common Stock, and to receive certificates therefor, the holder shall surrender the certificate or certificates representing the shares of Series C Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for the Series C Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same.

     The Corporation shall, as soon as practicable after such delivery, issue and deliver at such office to such holder of Series C Preferred Stock a certificate or certificates for the number of shares of Class B Common Stock to which such holder shall be entitled and a check payable to such holder in the amount of any cash amount payable as the result of a conversion into fractional shares of Class B Common Stock, plus any declared and unpaid dividends on the converted Series C Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock on such date.

     (3) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, such number of shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock.

     (4) Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series C Preferred Stock or to the Corporation shall be given via facsimile transmission or via certified or registered U.S. mail or via private overnight delivery service, if to the holder, at
  (615) 316-6570 or such holder's address appearing on the books of the Corporation, and if to the Corporation, at 1515 Broadway, New York, NY 10036, attention General Counsel, facsimile no.: 212-258-6134, or such other facsimile number or address as the holder or the Corporation shall notify the other of in accordance with the notice provisions set forth in this paragraph (d)(5). Notice shall be deemed to have been given on the date of facsimile transmission (if the notice is faxed) or five days after mailing (if the notice is mailed) or the day after the notice is given to the delivery service (if sent by overnight courier).

   (e) Certain Restrictions.

     (1) Whenever Dividends are in arrears or the Corporation shall be in default on payment thereof, thereafter and until all accrued and unpaid Dividends, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series C Preferred Stock may have in such circumstances, the Corporation shall not:

       (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

       (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series C Preferred Stock, unless dividends are paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

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       (iii) except as permitted by subparagraph (iv) of this paragraph
    (e)(1), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series C Preferred Stock; or

       (iv) purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up) except as permitted by subparagraph (iii) of this paragraph (e)(1) or in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (2) The Corporation shall not permit any Subsidiary (as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (1) of this paragraph (e), purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Corporation shall mean any corporation or other entity of which securities or other ownership interests entitled to cast at least a majority of the votes that would be entitled to be cast in an election of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

     (3) The Corporation shall not issue any shares of Series C Preferred Stock except pursuant to the Merger Agreement, a copy of which is on file with the Secretary of the Corporation at its principal executive offices and shall be made available to holders of Series C Preferred Stock without charge upon written request therefor addressed to the Secretary of the Corporation at the address set forth in paragraph (d)(4) above. Notwithstanding the foregoing sentence, nothing contained in the provisions of this Article IV shall prohibit or restrict the Corporation from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series C Preferred Stock or, subject to the limitations set forth in paragraph (n), from creating other securities senior to, junior to or on a parity with the Series C Preferred Stock.

   (f) Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be redesignated and reissued as part of any series of Preferred Stock.

   (g) Liquidation, Dissolution or Winding Up.

   (1) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless the holders of shares of Series C Preferred Stock outstanding shall have received out of the assets of the Corporation available for distribution to its shareholders after payment or provision for payment of any securities ranking senior to the Series C Preferred Stock, for each share of Series C Preferred Stock, subject to adjustment as hereinafter provided, (A) $.01 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or,
(B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 1000 times the aggregate amount to be distributed per share to holders of Class B Common Stock, as the same may be adjusted as hereinafter provided, and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series C Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series C Preferred Stock and all other shares of such parity stock in proportion to the total

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amounts to which the holders of shares of Series C Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series C Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participation Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Class B Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, declare or pay any dividend or make any distribution on Class
B Common Stock payable in shares of Class B Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class B Common Stock into a greater or lesser number of shares of Class B Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series C Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Except as provided in this paragraph (g)(1), holders of Series C Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the Corporation.

   (2) For the purposes of this paragraph (g), none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:

     (i) the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation;

     (ii) the consolidation or merger of the Corporation with or into one or more other corporations or other associations;

     (iii) the consolidation or merger of one or more corporations or other associations with or into the Corporation; or

     (iv) the participation by the Corporation in a share exchange.

   (h) Certain Reclassifications and Other Events.

   (1) In the event that holders of shares of Class B Common Stock receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class B Common Stock any share of capital stock of the Corporation (other than any share of Class B Common Stock), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Class B Transaction"), then, and in each such event, the dividend rights, conversion rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series C Preferred Stock shall be adjusted so that after such Transaction the holders of Series C Preferred Stock shall be entitled, in respect of each share of Series C Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, (i) to such additional dividends as equal the Dividend Multiple in effect immediately prior to such Class B Transaction multiplied by the additional dividends which the holder of a share of Class B Common Stock shall be entitled to receive by virtue of the receipt in the Class B Transaction of such capital stock, (ii) upon surrender of shares of Series C Preferred Stock for conversion, to the aggregate number and kind of shares of capital stock of the Corporation which, if such shares of Series C Preferred Stock had been converted immediately prior to such Class B Transaction, such holder would have been entitled to receive by virtue of such Class B Transaction and (iii) to such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Class B Transaction multiplied by the additional amount which the holder of a share

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of Class B Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Class B Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

   (2) In the event that holders of shares of Class A Common Stock receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class A Common Stock any share of capital stock of the Corporation (other than any share of Class A Common Stock), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Class A Transaction"), then, and in each such event, the voting rights of the shares of Series C Preferred Stock shall be adjusted so that after such Class A Transaction the holders of Series C Preferred Stock shall be entitled, in respect of each share of Series C Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to such additional voting rights as equal the Vote Multiple in effect immediately prior to such Class A Transaction multiplied by the additional voting rights to which the holder of a share of Class A Common Stock shall be entitled by virtue of the receipt in the Class A Transaction of such capital stock.

   (3) In the event that holders of shares of Class B Common Stock receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class B Common Stock any right or warrant to purchase Class B Common Stock (including as such a right, for all purposes of this paragraph (h)(3), any security convertible into or exchangeable for Class B Common Stock) at a purchase price per share less than the Fair Market Value of a share of Class B Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, conversion rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series C Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Conversion Rate and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Conversion Rate and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Class B Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Class B Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Class B Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Class B Common Stock which could be purchased, at the Fair Market Value of the Class B Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

   (4) In the event that holders of shares of Class A Common Stock receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class A Common Stock any right or warrant to purchase Class A Common Stock (including as such a right, for all purposes of this paragraph (h)(4), any security convertible into or exchangeable for Class A Common Stock) at a purchase price per share less than the Fair Market Value of a share of Class A Common Stock on the date of issuance of such right or warrant, then and in each such event the voting rights of the shares of Series C Preferred Stock shall be adjusted so that after such event the Vote Multiple shall be the product of the Vote Multiple in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Class A Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Class A Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Class A Common Stock which could be purchased, at the Fair Market Value of the Class A Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

   (5) In the event that holders of shares of Class B Common Stock of the Corporation receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class B Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Class B Common Stock), including as such a right, for all purposes of this paragraph (h)(5), any security convertible

                                       7
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into or exchangeable for capital stock of the Corporation (other than Class B
Common Stock) at a purchase price per share less than the Fair Market Value of a share of such capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, conversion rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Series C Preferred Stock shall each be adjusted so that after such event each holder of a share of Series C Preferred Stock shall be entitled, in respect of each share of Series C Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Class B Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction (as hereinafter defined), (ii) such additional conversion rights as equal the Conversion Rate in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the Fair Market Value per share of Class B Common Stock on the date of such event less the Fair Market Value of the portion of the right or warrant so distributed applicable to one share of Class B Common Stock and the denominator of which shall be the Fair Market Value per share of Class B Common Stock on the date of such event and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Class B Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Class B Common Stock of the Corporation as contemplated by this paragraph (h)(5) immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

   (6) In the event that holders of shares of Class A Common Stock of the Corporation receive, after the issuance of any share or fraction of a share of Series C Preferred Stock, in respect of their shares of Class A Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Class A Common Stock), including as such a right, for all purposes of this paragraph (h)(6), any security convertible into or exchangeable for capital stock of the Corporation (other than Class A Common Stock) at a purchase price per share less than the Fair Market Value of a share of such capital stock on the date of issuance of such right or warrant, then and in each such event the voting rights of the shares of Series C Preferred Stock shall be adjusted so that after such event each holder of a share of Series C Preferred Stock shall be entitled, in respect of each share of Series C Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Class A Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Voting Discount Fraction (as hereinafter defined). For purposes of this paragraph, the "Voting Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Class A Common Stock of the Corporation as contemplated by this paragraph (h)(6) immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.]

   (7) For purposes of this Section 5 of Article IV, the "Fair Market Value" of a share of capital stock of the Corporation on any date shall be deemed to be the average of the daily closing price per share thereof over the 15 consecutive Trading Days (as hereinafter defined) immediately prior to such date; provided, however, that in the event the Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 15 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock

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payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such capital stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Corporation is open. If the shares are not publicly held or not so listed or traded on any day within the 15 Trading Day period applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

   (i) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, division, share exchange, combination, sale of all or substantially all of the Corporation's assets, or other transaction in which the shares of Class B Common Stock are exchanged for or changed into other securities, cash and/or any other property, then in any such case each outstanding share of Series C Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Class B Common Stock is changed or exchanged multiplied by the highest of the Dividend Multiple, the Conversion Rate or the Liquidation Multiple in effect immediately prior to such event; provided, however, that no fractional share or scrip representing fractional shares of any other securities shall be issued. Instead of any fractional interest in a share of such other securities which would otherwise be deliverable pursuant to this paragraph (i), the Corporation will pay to the holder thereof an amount in cash (computed to the nearest cent) equal to the same fraction of the Fair Market Value of a share of such other security or such other amount as may be set forth in the agreement governing the related consolidation, division, share exchange, combination, sale of all or substantially all of the Corporation's assets or other transactions.

   (j) Effective Time of Adjustments.

   (1) Adjustments to the Series C Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

   (2) The Corporation shall give prompt written notice to each holder of a share of outstanding Series C Preferred Stock of the effect of any adjustment to the voting rights, dividend rights, conversion rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity or the force or effect of, or the requirement for, such adjustment.

   (k) No Redemption. The shares of Series C Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this paragraph (11), the Corporation may acquire shares of Series C Preferred Stock in any other manner permitted by law, the provisions of this Restated Certificate of Incorporation.

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   (l) Ranking. Unless otherwise provided in this Restated Certificate of
Incorporation or in any certificate of designation relating to the determination of a subsequent series of Preferred Stock, the Series C Preferred Stock shall rank senior to the Class B Common Stock and the Class A Common Stock and the Series C Preferred Stock shall rank junior to all other series of Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

   (m) Limitations. Except as may otherwise be required by law, the shares of Series C Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this Article IV (as such may be amended from time to time) or otherwise in the Restated Certificate of Incorporation.

   (n) Amendment. So long as any shares of the Series C Preferred Stock are outstanding, the Corporation shall not amend this Article IV or the Restated Certificate of Incorporation in any manner which would alter or change the rights, preferences or limitations of the Series C Preferred Stock so as to affect such rights, preferences or limitations in any material respect prejudicial to the holders of the Series C Preferred Stock without, in addition to any other vote of shareholders required by law, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock, voting together as a single class either in writing or by resolution adopted at an annual or special meeting called for the purpose; provided, however, that the creation of another series of Preferred Stock ranking senior to or on a parity with the Series C Preferred Stock as to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or which has equivalent or greater voting rights than the Series C Preferred Stock, in each case shall not be deemed to be prejudicial to the holders of the Series C Preferred Stock for the purposes of this paragraph (n).

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